ALFRED RUDOLPH, M.D. IS LEAVING AS CHIEF OPERATING OFFICER

San Mateo, CA, November 20, 2006 -- SciClone Pharmaceuticals (NASDAQ: SCLN) today announced that Alfred Rudolph, M.D., Chief Operating Officer, is leaving the Company effective November 17, 2006. The Company is actively working to identify a successor. In the interim, Friedhelm Blobel, Ph.D., President and Chief Executive Officer, will assume the duties and functions of the position.

Dr. Rudolph joined SciClone in 1997 to head the clinical, research, regulatory, manufacturing, and quality assurance functions of the Company. In 1998, he was appointed Chief Operating Officer. During his tenure in that office, SciClone expanded its registration approvals for the sale of its lead product ZADAXIN to dozens of countries, and conducted, by itself and with its European marketing partner Sigma-Tau, late stage clinical programs for ZADAXIN treatment of hepatitis C, malignant melanoma, and hepatocellular carcinoma.

“I am very positive about SciClone’s prospects and current capabilities,” stated Dr. Rudolph. “My years at SciClone, the organization we have built, and what we have achieved together have been professionally rewarding for me,” he added.

“We are appreciative and thankful for Al’s many contributions to SciClone,” commented Dr. Blobel. “Al’s guidance and leadership of his team members has been an important factor in the creation of the opportunities in SciClone’s future.”

About SciClone

SciClone Pharmaceuticals is a biopharmaceutical company engaged in the development of therapeutics to treat life-threatening diseases. SciClone's lead product ZADAXIN is currently being evaluated in late-stage clinical trials for the treatment of malignant melanoma and hepatitis C. ZADAXIN is approved for sale in select markets internationally, most notably in China where SciClone has an established sales and marketing operation. A key part of SciClone's strategy is to leverage its advantage in China by in-licensing or acquiring the marketing rights to other products, such as the DC Bead, to broaden its portfolio in this rapidly growing pharmaceutical market. SciClone's other drug development candidate is SCV-07, currently in early clinical development in the U.S. for the treatment of viral and other infectious diseases. For more information about SciClone, visit www.sciclone.com.

The information in this press release contains forward-looking statements, including our expectations and beliefs regarding future staffing, prospects and strategy. Words such as "expects," "plans," "believe," "may," "will," "anticipated," "intended" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, prospects, opportunities, goals, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors, including changes in demand for ZADAXIN or DC Bead, the progress or failure of clinical trials, our actual experience in executing on our objectives, the performance of our partners, maintenance of the sufficiency and eligibility of the enrolled patient population, unanticipated delays or additional expenses incurred during our clinical trials, our future cash requirements, delays in analyzing and synthesizing data obtained from clinical trials, future actions of our strategic partners, unexpected delays in preparation for enrollment, future actions by the U.S. Food and Drug Administration or equivalent regulatory authorities in Europe and, with respect to DC Bead, in China, and the fact that experimental data and clinical results derived from studies with a limited group of patients may not be predictive of the results of larger studies, as well as other risks and uncertainties described in SciClone's filings with the Securities and Exchange Commission.

Corporate Contact

Richard Waldron
Chief Financial Officer
SciClone Pharmaceuticals, Inc.
650-358-3437